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                                                              Exhibit 10(i)(iii)

                              AMENDMENT NUMBER TWO
                                     TO THE
                             LANIER WORLDWIDE, INC.
                               PENSION EQUITY PLAN


                  WHEREAS, Lanier Worldwide, Inc. a Delaware corporation (the "CORPORATION"), heretofore has adopted and maintains the Lanier Worldwide, Inc. Pension Equity Plan (as amended and restated as of July 1, 1997) (the "PLAN"); and

                  WHEREAS, the Plan was amended and restated effective July 1, 1997 to, among other things, modify the definition of "Compensation" to exclude therefrom payments made to a Participant under long-term incentive plans, including the Harris Corporation Stock Incentive Plan; and

                  WHEREAS, notwithstanding the amendment referred to above, the Corporation now desires to include amounts received under the Harris Corporation Stock Incentive Plan in respect of the exercise of options on or prior to December 31, 1997 (which date corresponds to amounts reported on a Participant's W-2 for calendar 1997) in the definition of Compensation and to make certain clarifying amendments to the Plan.

                  NOW, THEREFORE, pursuant to the power of amendment contained in Section 11.5 of the Plan, the Plan is hereby amended as follows:

                  1. Effective as of the date hereof, Section 3.13 is amended in its entirety to read as follows:

                           3.13. COMPENSATION - For each Participant, the term "Compensation" includes remuneration described in paragraphs (a) and
         (b) below, except for the remuneration described in paragraph (c) below, which is excluded.

                           (a) The Participant's base salary and wages paid by
                  the Participant's Employer, and certain other amounts paid by the Employer that are includible in the Participant's gross income, including income attributable to the grant, vesting or exercise of an option or performance share award under the Harris Corporation Stock Incentive Plan, overtime payments, commission payments, annual bonuses, regional and shift differentials, vacation pay, compensation received while on an Authorized Leave of Absence, and short-term disability payments.

                           (b) Elective deferrals made by an Employer on behalf
                  of the Participant that are not includible in the Participant's gross income for federal income tax purposes for such period because such deferrals either (i) are contributed to a cash or deferred arrangement described in Section 401(k) of the Code or (ii) are excluded under Section 125 of the Code.

                           (c) Any payment made under a severance pay plan or
                  program, any payment made in consideration of the Participant's release of claims in favor of an


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                  Employer or an Affiliate, any foreign or domestic assignment allowance, any contest payments, any expense related reimbursements (including reimbursements commonly referred to as "Runzheimer" payments), any signing bonuses, any payment made under any long-term incentive plan (including, but not limited to, income attributable to the grant, vesting or exercise of an option or performance share award under the Harris Corporation Stock Incentive Plan, other than income attributable to the exercise of options under the Harris Corporation Stock Incentive Plan on or prior to December 31,
                  1997), the value of life insurance includible in the Participant's gross income, and any non-cash perquisites.

                  2. Section 5.2(d) is amended by substituting the words "under the terms of this Plan in effect on his Employment Termination Date" for the words "as of his Employment Termination Date" (i) appearing in the second and third sentences thereof and (ii) appearing in the parenthetical in the last sentence thereof.

                  3. Section 11.1 is amended by inserting the words "or the Committee" immediately after the words "the Board" appearing in the first sentence thereof.

                  4. Section 11.3 is amended by inserting the words "or the Committee" immediately after the term "Plan Sponsor" wherever such term appears in such Section.

                  5. Section 11.5 is amended by inserting the words "or the Committee" immediately after the words "the Board."

                  IN WITNESS WHEREOF, Lanier Worldwide, Inc. has caused this instrument to be executed on its behalf by its duly authorized officer on this 11th day of June, 1998.

                                       LANIER WORLDWIDE, INC.


                                       By:  /s/ Wesley E. Cantrell
                                           -------------------------------

                                       Name:  Wesley E. Cantrell

                                       Title: President & CEO